UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2006

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2006, Corinthian Colleges, Inc. (the "Company") entered into an employment agreement with Peter Waller which sets out the terms of Mr. Waller’s service as the Company’s President and Chief Operating Officer. On that same date, the Company also entered into an Executive Bonus Agreement with Mr. Waller, in substantially the form attached as Exhibit 10.1 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2005. The following summary of Mr. Waller’s employment agreement is qualified in its entirety by reference to the form of employment agreement filed as an exhibit to this Current Report.

Mr. Waller's employment agreement has an initial term of two years and, in the absence of advance written notice by the Company to Mr. Waller or by Mr. Waller to the Company, will be automatically extended for an additional year on each anniversary of the effective date of the employment agreement. The maximum term of the employment agreement, even with the automatic extension, is five years.

The employment agreement provides for the payment of an annual base salary to Mr. Waller of $425,000. The amount of Mr. Waller’s base salary will be reviewed annually by the Compensation Committee of the Board of Directors. The base salary can only be reduced involuntarily by the Company to the extent such reduction is made equally to all employees of a substantially equal level or position. Mr. Waller is also entitled to participate in and be covered by bonus plans, employee health plans, insurance benefits, 401(k) plans and vacation and other benefits currently established for the employees of the Company.

If the Company terminates the employment of Mr. Waller without cause, or if Mr. Waller terminates his employment under certain circumstances set forth in his employment agreement, then he will be entitled to receive a lump sum payment equal to one times the value of his annual base salary under the employment agreement, plus one times the value of his average annual bonus under any bonus plan with the Company for the previous two fiscal years.

If Mr. Waller's employment is terminated, voluntarily or involuntarily, following a change-in-control of the Company (as defined in the employment agreements) then Mr. Waller would be entitled to receive a payment equal to two times the value of his annual base salary, plus two times the value of his average annual bonus for the previous two fiscal years. If such payment results in the imposition of excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then Mr. Waller’s payment would either be (a) the full payment amount, or (b) such lesser amount that would result in no portion of such payment being subject to such excise tax, whichever of the foregoing amounts results in the receipt by Mr. Waller, on an after-tax basis, of the greatest amount of such payment.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The exhibit to this Current Report is listed in the Exhibit Index set forth on the next page of this Report.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

February 27, 2006	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Senior Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Form of Employment Agreement between Corinthian Colleges, Inc. and Peter Waller.